SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 10, 2003

CONTINENTAL AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10323	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 324-2950
(Registrant's telephone number, including area code)

Item 5. Other Events.

This Form 8-K is being filed for the sole purpose of re-filing (1) Supplemental Agreement No. 28 to Purchase Agreement No. 1951 between Continental Airlines, Inc. (the "Company") and The Boeing Company, dated as of April 1, 2003, relating to the purchase of Boeing 737 aircraft, (2) Amendment No. 28 to Purchase Agreement No. GPJ-003/96, between Empresa Brasileira de Aeronautica S.A. and ExpressJet Airlines, Inc., dated as of February 20, 2003, relating to the purchase of EMB 145 aircraft ("P.A. 3/96"), and (3) Amendment No. 29 to P.A. 3/96, dated as of February 26, 2003 (collectively, the "Agreements"). The Agreements, which were previously filed as Exhibits 10.6, 10.7 and 10.8, respectively, to the Company's quarterly report on Form 10-Q for the period ended March 31, 2003, are being refiled in their entirety in connection with the granting by the Securities and Exchange Commission of the Company's request for confidential treatment.

Item 7. Financial Statements and Exhibits.

    Exhibits

      Supplemental Agreement No. 28 to Purchase Agreement No. 1951 between Continental Airlines, Inc. and The Boeing Company, dated as of April 1, 2003, relating to the purchase of Boeing 737 aircraft.

      Amendment No. 28 to Purchase Agreement No. GPJ-003/96, between Empresa Brasileira de Aeronautica S.A. and ExpressJet Airlines, Inc., dated as of February 20, 2003, relating to the purchase of EMB 145 aircraft ("P.A. 3/96").

      Amendment No. 29 to P.A. 3/96, dated as of February 26, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CONTINENTAL AIRLINES, INC.

November 10, 2003	By /s/ Jennifer L. Vogel
Jennifer L. Vogel
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1	Supplemental Agreement No. 28 to Purchase Agreement No. 1951 between Continental Airlines, Inc. and The Boeing Company, dated as of April 1, 2003, relating to the purchase of Boeing 737 aircraft.

99.2

Amendment No. 28 to Purchase Agreement No. GPJ-003/96, between Empresa Brasileira de Aeronautica S.A. and ExpressJet Airlines, Inc., dated as of February 20, 2003, relating to the purchase of EMB 145 aircraft ("P.A. 3/96").

99.3	Amendment No. 29 to P.A. 3/96, dated as of February 26, 2003.